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                                   Exhibit 99

                                 Press Release
                              dated June 24, 1996


                                 PRESS RELEASE





                                                FOR FURTHER INFORMATION CONTACT:
                                                       LARRY J. BRANDT/PRESIDENT
                                            SCOTT TENNYSON/SENIOR VICE PRESIDENT
                                                                    501-741-7641




HARRISON, ARKANSAS - JUNE 24, 1996 - First Federal Bancshares (NASDAQ NMS:FFBH) today reported that due to health reasons, Dr. Ross E. Fowler has submitted his resignation from the Board of Directors of both First Federal Bancshares and First Federal Bank, a wholly owned subsidiary of First Federal Bancshares. Dr. Fowler, a retired Harrison physician, was elected to the Board of Directors of Harrison Federal Savings and Loan, now First Federal Bank, in 1958. First Federal Bancshares and First Federal Bank will continue to utilize Dr. Fowler's 38 years of board experience and appoint him to the position of Director Emeritus.

As a result of Dr. Fowler's resignation, First Federal Bancshares and First Federal Bank have amended their bylaws to provide for five members. Both boards will now consist of the following five members: Frank L. Coffman, Jr., Larry J. Brandt, John P. Hammerschmidt, James D. Heuer and William F. Smith. First Federal Bank had assets of $466,101,154 as of March 31, 1996.